Share Purchase Agreement

between

UNITED EQUITY CAPITAL AG, a Swiss Company at Poststrasse 3, in CH-8001 Zurich/ZH, Switzerland (Company Number CH-020.3.032.008-3)

(hereafter referred to as the "Seller")

and

EURO SOLAR PARKS, INC., a Nevada Corporation at 2533 N Carson Street, Carson City, NV 89706, USA, with offices at 81 Elmwood Avenue, Ho-Ho-Kus, NJ 07423, USA (Entity Number E0656182008-4)

(hereafter referred to as the "Purchaser")

Whereas

I.
The Seller is the owner of 50 (fifty) equal shares (so called "membership units"), fully paid in, with a par value of BGN 100 (one hundred Bulgarian Levas) each of FOREIGN SUPPORT AND CONSULTING, LLC, a Bulgarian Single Limited Liability Company (Company No. UIC 201166571) located at Pobeda 21A Street, in Plovdiv, Bulgaria, (hereafter referred to as "Shares"),

II.	The Purchaser has offered to purchase 50 of the Shares and the Seller has accepted to sell same, subject to the following terms and conditions:

1. The Seller hereby sells to the Purchaser who accepts the Shares representing 100% of the whole equal share capital of FOREIGN SUPPORT AND CONSULTING, LLC (hereafter referred to as "Company").

2. The Shares are sold for a total purchase price of US$ 4,500.00 (four thousand and five hundred United States Dollars).

3. The Purchaser transfers the purchase price to the bank account, which details will be given to the Seller separately, of the Seller whereupon the Shares shall be delivered to the notified address of the Purchaser within five days since signing this contract.

4. The Seller represents and warrants that:

a.
all Shares are being validly issued and fully paid in and the Shares are owned by the Seller, with good and valid title thereto and are at the full disposal of the Seller. The Purchaser will be able to dispose immediately and fully of the Shares acquired from the Seller without any limitation whatsoever;

b.
the Shares are not subject to any rights or claims from third parties, in particular they are free and clear of any restriction on disposal, are free and clear of any mortgage, security, pledge, lien, claim, charge, subscription, options, warrants, conversion rights and other encumbrance of any kind;

Share Purchase Agreement FOREIGN SUPPORT AND CONSULTING, LLC

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c.	he Company has always being carrying business according to the law and to its articles of incorporation;

d.
here is no legal action or other procedure, judicial, arbitral or administrative action, suit, proceeding or investigation now pending or threatened before any court, arbitral tribunal or administrative authority against the Company or its properties or business;

e.	here is no obligation or liability (based in contract or tort) of the Company which is not stated in the statement of the accounts, nor which has been fully settled as of the date of execution;

f.
he financial statements of the Company have been prepared in accordance with generally accepted accounting principles and accurately and completely reflect the financial condition of the Company. Since then there has been no adverse material change of the business, assets, liabilities and the financial condition of the Company from that shown by such financial statements. The Seller assumes no liability for possible tax audits and possible involved tax adjustments;

g.	he Company has in the past fully satisfied all obligations to governmental authorities, including and tax liabilities;

h.
either this Agreement nor any document or statement furnished or made by the Seller to the Purchasers in connection with this Agreement or the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. The Seller has disclosed to the Purchasers all material financial, legal and other information on the business and operations of the Company;

5. The transfer of risk and use with regard of the assignment of the Shares is at the risk of the Purchaser.

6. Further warranties of the Seller are excluded; except no material adverse changes up to completion date.

7. The parties and the Company shall observe strict confidentiality of the contents of this Agreement towards third parties to the extent that they are not legally obliged to disclosure or the respective other party has not given its express consent to such disclosure.

8. This Agreement shall be subject to and governed by Swiss law.

This agreement is prepared in two originals, duly signed and one original given to each party.

(Place, date)	(Place, date)
Zurich, 10-25-2010	Ho-Ho-Kus, 10-25-10

Seller	Purchaser
UNITED EQUITY CAPITAL AG	EURO SOLAR PARKS, INC.

/s/	/s/ Dimitrios Argryos
Managing Director	President/ CEO

Share Purchase Agreement FOREIGN SUPPORT AND CONSULTING, LLC

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